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                                                                    EXHIBIT 10.3

                            MediChem Research, Inc.

                             Employment Agreement

(Note to the prospective employee: Before signing, you should read the following agreement in its entirety, make certain that you understand it, and if you desire, review it with your attorney and advisors.)

     In consideration of my employment, the continuation of my employment, and the compensation to be paid to me by MediChem Research, Inc., an Illinois corporation ("MediChem"), I hereby agree as follows:

1.  For purposes of this Agreement:

(a) "COMPETING SERVICES" means chemistry research services performed for pharmaceutical, biotechnology, agricultural, personal care or consumer products companies relating to, arising from, connected with, or competitive with or intended to be competitive with, any product or research project as to which I performed services for MediChem, or about which I received access to Confidential Information while employed by MediChem.

(b) "CONFIDENTIAL INFORMATION" means information, whether or not reduced to writing, and whether in paper, electronic, digital, analog or other format, relating to the past, present or planned business of MediChem, which has not purposefully been made generally known to the public by MediChem. I understand that Confidential Information includes, but is not limited to, trade secrets, know-how, inventions, new product and product development information, research results, marketing and sales programs, customer and supplier information, financial data, employee records, cost information, pricing information and sales and marketing strategies. I understand further that Confidential Information also includes the identity of MediChem customers, all information received by MediChem under an obligation of confidentiality to customers, and all information generated by MediChem for customers.

(c) "INVENTION" shall include, but not be limited to any procedures, systems, machines, methods, processes, uses, apparatuses, compositions of matter, designs, or configurations of any kind, discovered, conceived, reduced to practice, developed, maked, or produced, or any improvements to them, and shall not be limited to the meaning of "INVENTION" under the United States patent laws.
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(d)    "ITEMS" means documents, files, reports, drawings, designs, specifications, formulae, samples, data, writings, tools, equipment, memory devices or any other tangible objects, whether in paper, electronic, digital, analog, or other format, that either (a) incorporate, contain, refer to, or embody Confidential Information, or
       (b) have been provided by MediChem to assist me in performing my work for MediChem.

2. I will exert my best efforts in the performance of my duties as an employee of MediChem and will remain loyal to MediChem during the term of my employment. I am not presently engaged in, nor shall I, during the term of my employment with MediChem, enter into any employment or agency relationship with any third party whose interests might conflict with those of MediChem. I do not presently, nor shall I, during the term of my employment with MediChem, possess any significant interest in any third party whose interests might conflict with those of MediChem.

3. ALL ITEMS and CONFIDENTIAL INFORMATION that come into my possession by reason of my employment are the property of MediChem and shall not be used by me in any way except in the course of my employment by MediChem. I will not remove any ITEMS from premises owned or leased by MediChem except as my duties shall require, and immediately upon any termination of my employment all ITEMS will be turned over to my supervisor.

4. I will at all times preserve as confidential all CONFIDENTIAL INFORMATION to which I receive access. I will not, at any time, without written authority from MediChem, use for my own benefit or purposes, or disclose to others, either during my employment or thereafter, except as required by my employment with MediChem and as authorized by MediChem, any such CONFIDENTIAL INFORMATION OR ANY COPY, NOTES OR ITEM EMBODYING CONFIDENTIAL INFORMATION. I understand that my obligations with respect to CONFIDENTIAL INFORMATION shall continue even after termination of my employment with MediChem.

(Note: THE FOLLOWING PARAGRAPH MAY AFFECT YOUR RIGHT TO ACCEPT EMPLOYMENT WITH OTHER COMPANIES SUBSEQUENT TO YOUR EMPLOYMENT BY MEDICHEM.)

5.(a) I acknowledge that MediChem is engaged in a highly competitive business and has a compelling business interest in preventing unauthorized use or disclosure of its CONFIDENTIAL INFORMATION, that MediChem has highly valuable and long-term
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     customer relationships which it has a legitimate interest in protecting, and that I may have access to those customers and will have access to CONFIDENTIAL INFORMATION. Accordingly, I agree that during my employment and for a period of twelve (12) months after termination of my employment with MediChem, I will not, either directly or indirectly, alone or in conjunction with any other party, perform, provide, engage in or offer COMPETING SERVICES, nor will I perform, work for, be employed by, provide services to, assist in any way, or have any interest in, any business that offers, performs, provides or engages in COMPETING SERVICES, whether as an individual, partner, consultant, independent contractor, or employee.

(b) I agree that if I secure other employment within a one-year period after the termination of my employment with MediChem (whether voluntary, involuntary, by retirement or otherwise), I will promptly notify MediChem in writing of the name and address of my subsequent employer. I also understand, and MediChem agrees, that MediChem will pay me my final base salary ("Salary Payments") if I am unable to secure other employment and such inability is caused directly by the applicability of Paragraph 5 (a) of this Agreement. It is understood that MediChem will be obligated to make such Salary Payments only upon a written request by me containing sufficient information for MediChem to make a determination whether Paragraph 5 (a) caused such inability to secure employment; and that MediChem shall be released from such obligation to make such Salary Payments if it provides a written release from such covenant. I also understand that such Salary Payments, if payable under the terms of this Paragraph 5 (b), shall be made only for such period of my inability to secure other employment for the cause specified in this Paragraph 5 (b) and shall terminate upon the expiration of one (1) year from the date of termination of my employment with MediChem.

6. ALL INVENTIONS related to the present or planned business of MediChem, or the work performed by MediChem for its customers, which are conceived or reduced to practice by me, either alone or with others, during the period of my employment or during a period of one hundred twenty (120) days after termination of such employment, whether or not done during my regular working hours, are the sole property of MediChem. Notwithstanding the foregoing provisions of this paragraph, I understand and am hereby notified that this Agreement with respect to the assignment of my right, title, and interest in INVENTION shall not apply to any INVENTION which was developed entirely on my own time and for which no MediChem equipment, supplies, facility or trade secret
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       information was used, unless (i) the INVENTION relates directly to
       MediChem's business or to its actual or demonstrably anticipated research or development, or (ii) the INVENTION results from any work performed by me for MediChem.

7. I will disclose promptly and in writing to MediChem, through my supervisor, all INVENTIONS which are covered by this agreement, and I hereby assign and agree to assign to MediChem or its nominee all my right, title, and interest in and to such INVENTIONS. I agree not to disclose any of these INVENTIONS to others, without the express consent of MediChem, except as required by my employment.

8.(a) I will, at any time during or after my employment, on request of MediChem, execute specific assignments in favor of MediChem (or its nominee) of my interest in any of the INVENTIONS covered by this Agreement, as well as execute all papers, render all assistance, and perform all lawful acts which MediChem considers necessary or advisable for the preparation, filing, prosecution, issuance, procurement, maintenance or enforcement of patent applications and patents of the United States and foreign countries for these INVENTIONS, and for the transfer of any interest I may have. I will execute any and all papers and documents required to vest title in MediChem (or its nominee) in the above INVENTIONS, patent applications, patents and interests.

(b) I understand that if I am not employed by MediChem at the time I am requested to execute any document under Paragraph 8 (a), I shall receive Ten Dollars ($10.00) for the execution of each document, and One Hundred Fifty Dollars ($150.00) per day for each day or portion thereof spent at the request of MediChem in the performance of acts pursuant to Paragraph 8 (a), plus reimbursement for the reasonable out-of-pocket expenses incurred by me at MediChem's request in such performance.

(c) I further understand that the absence of a request by MediChem for further information, or for the making of an oath, or for the execution of any document, shall in no way be construed to constitute a waiver of MediChem's rights under this Agreement.

9. I have disclosed to MediChem any and all continuing obligations which I have with respect to the assignment of INVENTIONS to any previous employers, and I claim no previous unpatented INVENTIONS as my own, except for those which have been reduced to practice and which are shown on a schedule, if any, attached hereto.
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10.    Copyrights in all writings which are related to the present or planned business of MediChem and are prepared by me during any employment by MediChem shall belong to MediChem. I agree to and hereby assign to MediChem all such copyrights.

11. I understand that MediChem may seek judicial enforcement of its rights under this agreement, and shall pursue all legal remedies, including equitable remedies such as temporary restraining orders and injunctions, to enforce its rights under this Agreement.

12. I will permit MediChem and its agent to use and distribute any photographs which are taken of me during my employment by MediChem as often as it desires for any lawful purpose. I waive all rights of prior inspection or approval and release MediChem and its agents from any an all claims or demands which I may have on account of the lawful use or publication of such photographs.

13. I understand and agree that this agreement is not a guarantee of continued employment and that my employment is at will. This means I am free to terminate my employment at any time, for any or no reason, and that MediChem retains the same rights.

14. The obligations which I have undertaken in Paragraphs 3, 4, 5, 6, 7, 8, 10 and 12 shall survive the termination of my employment with MediChem.

15. MediChem has a right to make and enforce any other reasonable rules and regulations not contrary to this Agreement which will also govern my employment.

16. The provisions of the Agreement shall be severable, and in the event that any provision of it is found by any court to be unenforceable, in whole or in part, as drafted, that provision shall be construed, by limiting it and reducing it if necessary, so as to be enforceable to the extent compatible with the applicable law as it then shall appear, and the remainder of this Agreement shall nevertheless be enforceable and binding on the parties as drafted. In the event that I am found to have breached any covenant in this agreement, (I agree to reimburse MediChem for all amounts expended by it (including litigation costs and attorneys' fees) in the enforcement of such covenant, and (ii) the time period provided for in that covenant shall be deemed tolled for so long as I was in breach of that covenant.
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17.    I agree that, to promote uniformity in the interpretation of this and similar agreements, this Agreement shall be governed by the laws of Illinois. I agree to the jurisdiction of the federal and state courts located in Illinois and hereby waive all objection thereto. I further agree that this Agreement sets forth the entire employment agreement between MediChem and myself, and shall not be amended or added to except in writing signed by MediChem and me.

Date:____________________________       Executed at:

_________________________________       MediChem Research, Inc.
Employee's signature                    By:

_________________________________       __________________________________
Print name                              Signature